FORM 10f-3

                               THE BLACKROCK FUNDS

                          Record of Securities Purchased
                     Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Municipal
Money Market Portfolio (BR-MMM), CMA Multi-state
Municipal Series Trust, CMA California Municipal Money
Fund (L-CACMA), Cal Money (L-CAMNY), Muni Cash (L-
MUNIC), Merrill Lynch Institutional Tax Exempt
Portfolio (MF-L-TE), Master Tax-Exempt Trust (MF-L-
TET)

2.	Issuer:    State of California

3.	Date of Purchase:  10/17/2008

4.	Underwriter from whom purchased:  Banc of America
Securities LLC

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

a.	List Members of Underwriting Syndicate:
Banc of America Securities LLC, Goldman, Sachs & Co.,
Barclays Capital, Inc., E.J. De La Rosa & Co., Inc.,
Morgan Stanley & Co. Incorporated, Siebert Brandford
Shank & Co., LLC, Alamo Capital, Alta Vista Financial,
Inc., Blaylock Robert Van, LLC, Citi, City National
Securities, Inc., Comerica Securities, DEPFA First
Albany Securities LLC, Fidelity Capital Markets
Services, First Southwest Company, George K. Baum &
Company, Great Pacific Securities, Inc., Grigsby &
Associates, Inc., Jackson Securities, J.P. Morgan
Securities Inc., KeyBanc Capital Markets Inc., Loop
Capital Markets, LLC, Merrill Lynch & Co.,
Nollenberger Capital Partners Inc., Piper Jaffray &
Co., Ramirez & Co., Inc., RBC Capital Markets, Stone &
Youngberg, Southwest Securities, Inc., Wachovia Bank,
National Association, Wells Fargo Institutional
Securities, LLC

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BR-MMM) $2,000,000 out of $5,000,000,000; (L-CACMA) $60,000,000 out of
$5,000,000,000; (L-CAMNY) $15,000,000 out of
$5,000,000,000; (L-MUNIC) $5,000,000 out of
$5,000,000,000; (MF-L-TE) $50,000,000 out of
$5,000,000,000; (MF-L-TET) $100,000,000 out of
$5,000,000,000.

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $237,000,000 out of $5,000,000,000.

8.	Purchase price (net of fees and expenses):  $100.98

9.	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made:

11.	Have the following conditions been satisfied:	  Yes	    No

a.	The securities are part of an issue registered
under the Securities Act of 1933, as amended, which
is being offered to the public, or are Eligible
Municipal Securities, or are securities sold in an
Eligible Foreign Offering or are securities sold in
an Eligible Rule 144A Offering or part of an issue of
government securities.						  _X_	   ___

b.	The securities were purchased prior to the
end of the first day on which any sales
were made, at a price that was not more
than the price paid by each other
purchaser of securities in that offering
or in any concurrent offering of the
securities (except, in the case of an
Eligible Foreign Offering, for any rights
to purchase required by laws to be granted
to existing security holders of the
Issuer) or, if a rights offering, the
securities were purchased on or before the
fourth day preceding the day on which the
rights offering terminated.			               _X_   ___

c.	The underwriting was a firm commitment
underwriting.						         _X_   ___

d.	The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting
similar securities during the same period.	         _X_   ___

e.	In respect of any securities other than
Eligible Municipal Securities, the issuer
of such securities has been in continuous
operation for not less than three years
(including the operations of predecessors).	         _X_   ___

f.	Has the affiliated underwriter confirmed
that it will not receive any direct or indirect
benefit as a result of BlackRock's participation
in the offering?					               _X_   ___


Received from: _Bradley C. Snyder            Date:    __10/24/08____